Exhibit 99.1

For Immediate Release	Contact: Ed Emerman
609/275-5162
eemerman@eaglepr.com

Steve Arnoff
703/258-7634
steven.arnoff@watsonwyatt.com

WATSON WYATT WORLDWIDE NAMES ROGER MILLAY
CHIEF FINANCIAL OFFICER

Succeeds Retiring Chief Financial Officer Carl Mautz

WASHINGTON, D.C., July 21, 2008 — Watson Wyatt Worldwide, a leading global consulting firm, announced today that Roger Millay has been named chief financial officer, effective August 18. Millay will report to president and chief executive officer John Haley. The retirement of current chief financial officer Carl Mautz was previously announced in February.

Millay joins Watson Wyatt from Discovery Communications LLC, where he served as senior executive vice president and chief financial officer. At Discovery he was responsible for the global financial functions, including accounting, treasury, budgeting, audit and tax.

“Roger brings a broad financial and business management background to Watson Wyatt,” said John Haley, president and chief executive officer. “His proven leadership as a CFO, deep financial expertise and global experience will help us continue on our path of profitable growth. We are thrilled he is joining Watson Wyatt.”

Millay has over 25 years of experience in financial officer positions, including roles at Arthur Young & Company, Citigroup, GE Capital and Airgas. While serving as CFO at Airgas, he was named the Senior Financial Officer of the Year by Chemical Week.

He holds a B.A. degree from the University of Virginia, a M.S. in Accounting from Georgetown University’s Graduate School of Business and is a Certified Public Accountant.

Haley added, “I want to thank Carl for his dedication, leadership and excellent service to Watson Wyatt. We wish him all the best in retirement.”

About Watson Wyatt Worldwide

Watson Wyatt (NYSE, NASDAQ: WW) is the trusted business partner to the world’s leading organizations on people and financial issues. The firm’s global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services. Watson Wyatt has 7,000 associates in 32 countries and is located on the Web at www.watsonwyatt.com.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to management. Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements. Such factors include but are not limited to the company’s ability to integrate the operations of acquired businesses into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs; the successful exit of the multi-employer retirement business; our ability to maintain client relationships and to attract new clients; declines in demand for our services; outcomes of pending or future litigation and the availability and capacity of professional liability insurance to fund pending or future judgments or settlements; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; our continued ability to achieve cost reductions; foreign currency exchange and interest rate fluctuations; exposure to liabilities of acquired businesses that have not been expressly assumed; general economic and business conditions that adversely affect us or our clients; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of our services; and other factors discussed under “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended June 30, 2007 and filed on August 24, 2007, with the Securities and Exchange Commission. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.